EXHIBIT 99.1

[Six Flags, Inc. logo]                                                   NEWS
--------------------------------------------------------------------------------
FOR:         SIX FLAGS, INC.
CONTACT:     James F. Dannhauser, Chief Financial Officer
             122 East 42nd Street
             New York, NY 10168
             (212) 599-4693
             Joele Frank, Wilkinson Brimmer Katcher
             Dan Katcher / Jeremy Jacobs
             (212) 355-4449

                                                           FOR IMMEDIATE RELEASE


 SIX FLAGS ANNOUNCES PRELIMINARY STRONG FINANCIAL RESULTS FOR THIRD QUARTER 2005

         Reaffirms Full-Year Outlook of $300 Million in Adjusted EBITDA

          Company to Report Third Quarter Results on November 7, 2005;
                     Webcast Scheduled for November 8, 2005

NEW YORK, November 1, 2005 - Six Flags, Inc. (NYSE: PKS) today announced preliminary results of operations for the nine months and quarter ended September 30, 2005. The Company noted that it is now classifying Six Flags AstroWorld in Houston as a discontinued operation; AstroWorld was permanently closed at the end of the 2005 season.

For the third quarter of 2005, the Company expects to achieve a revenue increase of approximately $50 million, or 9.8%, over the same period in 2004 (approximately $46 million, or 8.7%, if AstroWorld were included), and an increase of approximately $32 million, or 13.0%, in Adjusted EBITDA (approximately $28 million, or 11.0%, including AstroWorld). (1)

As a result, for the first nine months of 2005, revenues are expected to have increased approximately $85 million, or 9.5%, over the same period in 2004 (approximately $85 million, or 9.2%, including AstroWorld), and Adjusted EBITDA is expected to be up approximately $45 million, or 17.2% (approximately $45 million, or 17.1%, including AstroWorld).

The Company continues to anticipate generating Adjusted EBITDA for the full year of approximately $300 million, including the contribution of AstroWorld, an increase of 16% over 2004 performance.

                                    --more--

-----------------
(1) See note 1 for a discussion of Adjusted EBITDA, and for a reconciliation of this amount to net income (loss).

Six Flags will report results for the third quarter of 2005 at the close of the market on Monday, November 7, 2005.

The Company will hold a teleconference at 10:00 a.m. EST on Tuesday, November 8, 2005 for interested investors, analysts and portfolio managers. Listeners in the U.S. and Canada should dial 877-375-2162 at least 10 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 973-582-2734. The conference ID number is 6663183. A playback of the call will be available one hour after the conclusion of the live call, extending until midnight on November 15, 2005. To directly access the replay, dial 877-519-4471 (U.S./Canadian listeners) or 973-341-3080 (international listeners).

The teleconference will also be broadcast live as a listen-only Web cast on www.sixflags.com and www.fulldisclosure.com. The Web cast will be archived for one year.

Six Flags, Inc. is the world's largest regional theme park company.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's website at www.sixflags.com.

                                      # # #


(1) EBITDA (Modified) is defined as net income (loss) from continuing operations, before income tax expense (benefit), other expense, early repurchase of debt (formerly extraordinary loss), minority interest in earnings, interest expense (net), amortization, depreciation and non-cash compensation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income
(loss), income (loss) from continuing operations, net cash provided by(used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

                                    --more--


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
The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands).

                                           (In thousands)
                               -----------------------------------------
                                Three Months ended   Nine Months ended
                                  September 30,        September 30,
                               -------------------  --------------------
                                  2005      2004       2005       2004
                               --------- ---------  ---------- ---------
                                             (Unaudited)

Net income (loss)              $195,700    56,367    $ 28,000  (355,278)
Discontinued operations,
 inclusive of tax benefit        (1,500)   (3,982)       (200)  287,593
Income tax expense                  400    98,673       3,700    28,916
Other expense                     2,200    14,803      13,000    19,354
Early repurchase of debt             --       490      19,300    31,862
Minority interest in earnings    25,060    25,814      44,000    41,696
Interest expense (net)           44,100    44,795     134,700   145,818
Amortization                        200       323         700       976
Depreciation                     37,300    35,088     108,000   103,925
Non-cash compensation               170       160         600       482
                               --------- ---------  ---------- ---------
EBITDA (Modified)               303,630   272,531     351,800   305,344
Third party interest in EBITDA
 of certain parks(a)            (26,300)  (27,184)    (47,700)  (45,808)
                               --------- ---------  ---------- ---------
Adjusted EBITDA                 277,330   245,347     304,100   259,536
                               ========= =========  ========== =========

        The Company is not able as of this date to provide a reliable estimate of its income tax expense (benefit) and other income (expense) for the year ending December 31, 2005. Therefore, a reliable estimate of its net loss for that year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for 2005 to expected EBITDA (Modified) and expected Adjusted EBITDA for such year. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. For 2005, expected interest expense (net) is approximately $185,000,000 and expected minority interest in earnings is approximately $39,000,000.

                                                     (In thousands)
                                                      Year Ending
                                                   December 31, 2005
                                                  --------------------
Income from operations                            $           186,300
Non-cash compensation                                             800
Amortization                                                      900
Depreciation                                                  156,000
                                                  --------------------
EBITDA (Modified)                                             344,000
Third-party interest in EBITDA of certain parks(a)            (44,000)
                                                  --------------------
Adjusted EBITDA                                   $           300,000
                                                  ====================

(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.


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